FIRST AMENDMENT
AND
LANDLORD CONSENT TO MERGER

THIS FIRST AMENDMENT AND LANDLORD CONSENT TO MERGER (collectively, the "Agreement") is entered into as of the 21st day of DEC., 2004, by and among **CA-FAIRCHILD CORPORATE CENTER LIMITED PARTNERSHIP, a Delaware limited partnership** ("Landlord"), **INTEGRATION TECHNOLOGIES, INC., a California corporation** ("Tenant") **DYNTEK, INC., a Delaware corporation** ("Merging Party").

RECITALS:

A. Landlord, as landlord, and Tenant, as tenant, are parties to that certain lease agreement dated July 21, 2003 (the "Lease") pursuant to which Landlord has leased to Tenant certain premises containing approximately **7,773** rentable square feet (the "Premises") and known as Suite Nos. 140 and 350 on the 1st and 3rd floors of the building commonly known as Fairchild Corporate Center located at 19700 Fairchild Road, Irvine, California (the "Building").

B. Tenant and Merging Party have entered, or are about to enter, into a certain agreement ("Merger Agreement") whereby Tenant and the Merging Party will merge (the "Merger") to create an entity to be known as **DYNTEK SERVICES, INC., a Delaware corporation** (the "Surviving Entity"), and, as a consequence of the Merger, all right, title and interest of Tenant under the Lease shall be transferred to, and assumed by, the Surviving Entity (the "Transfer").

C. Tenant and the Merging Party have requested Landlord's consent to the Merger and the transfer of Tenant's interest under the Lease to the Surviving Entity resulting from such Merger.

D. Landlord has agreed to give such consent upon the terms and conditions contained in this Agreement.

E. The parties mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW THEREFORE, in consideration of the foregoing recitals which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Tenant and Merging Party agree and represent as follows:

1. **AMENDMENT.** The parties agree that, effective as of the date hereof, the Lease shall be amended in accordance with the following terms and conditions:

   1.01. **Section 1.08.** Effective as of the date hereof, Section 1.08 of the Lease shall be deleted in its entirety and the following shall be substituted therefor:

   "1.08 "Security Deposit": $28,449.18, as more fully described in Section 6."

   1.02. **Security Deposit.** Effective as of the date hereof, Section 6.02 of the Lease shall be deleted in its entirety and of no further force or effect.

1.03. Except as modified herein, the terms of Lease shall remain in full force and effect.

2. **CONSENT TO MERGER.**

2.01 Assignment and Assumption. Tenant and the Merging Party hereby represent and warrant that (a) the Merger Agreement and/or Merger fully assign or otherwise transfer, by operation of law or otherwise, all of Tenant's right, title and interest in the Lease to the Surviving Entity (the "Transfer"); and (b) following the Merger, the Surviving Entity shall have assumed and shall be bound by, whether by operation of law or otherwise, all of the covenants, agreements, provisions, conditions and obligations of the tenant under the Lease, including but not limited to, the obligation to pay Landlord for all adjustments of rent and other additional charges payable pursuant to the terms of the Lease. Nothing contained in the Merger Agreement shall be deemed to amend, modify or alter in any way the terms, covenants and conditions set forth in the Lease.

2.02 Representations.

a. Tenant hereby represents and warrants that Tenant (i) has full power and authority to assign its entire right, title and interest in the Lease to the Surviving Entity; (ii) has not previously transferred or conveyed its interest in the Lease to any person or entity, collaterally or otherwise; (iii) has full power and authority to enter into the Merger Agreement, Merger and this Agreement; (iv) in connection with the Merger, has assigned all of Tenant's rights, title, interest and obligations under the Lease, whether by operation of law or otherwise, to the Surviving Entity; (v) has assigned or otherwise transferred, by operation of law or otherwise, the entire Security Deposit, as described in the Section 6 of the Lease, to the Surviving Entity, and Tenant has full power and authority to do the same.

b. The Merging Party hereby represents and warrants that the Merging Party has full power and authority to enter into the Merger Agreement, the Merger and this Agreement.

c. Tenant and the Merging Party further represent and warrant that, following the Merger, (i) the Surviving Entity will have a net worth that is equal to or greater than the net worth of Tenant as of the date of this Agreement; and (ii) the business in the Premises will continue to be operated for the use and in the manner provided in the Lease.

2.03 Following the Merger, Tenant or the Merging Party shall cause the Surviving Entity to deliver written notice to Landlord that the Merger has been finalized and to confirm the identity of the Surviving Entity, and upon request of Landlord, its successors or assigns, provide Landlord with such other information regarding the Merger and/or the surviving entity that Landlord may reasonably require.

2.04 Review Fee. Upon Tenant's execution and delivery of this Agreement, Tenant shall pay to Landlord the sum of $1,250.00 in consideration for Landlord's preparation of this Agreement.

2.05 Landlord's Consent. In reliance upon the agreements and representations contained in this Agreement, Landlord hereby consents to the Merger and the Transfer. This Agreement shall not constitute a waiver of the obligation of the tenant under the Lease to obtain the Landlord's consent to any subsequent

assignment, sublease or other transfer under the Lease, nor shall it constitute a waiver of any existing defaults under the Lease.

2.06 Notice Address. Any notices to Surviving Entity shall be effective when served to the Surviving Entity at the Premises in accordance with the terms of the Lease.

2.07 Authority. Each signatory of this Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

2.08 Counterparts. This Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

(SIGNATURES ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LANDLORD:

CA-FAIRCHILD CORPORATE CENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By: EOM GP, L.L.C., a Delaware limited liability company, its general partner

By: Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

By: ______________
Name: ______________
Title: ______________

TENANT:

INTEGRATION TECHNOLOGIES, INC., a California corporation

By: ______________
Name: ______________
Title: ______________

By: ______________
Name: ______________
Title: ______________

MERGING PARTY:

DYNTEK, INC., a Delaware corporation

By: ______________
Name: ______________
Title: ______________